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                                                                   EXHIBIT 10.12

                       HOUSTON INDUSTRIES INCORPORATED
                           BENEFIT RESTORATION PLAN
                           (As Amended and Restated
                           Effective July 1, 1991)

      Houston Industries Incorporated, a Texas corporation, hereby amends and restates the Houston Industries Incorporated Benefit Restoration Plan, effective July 1, 1991, to read as follows:

      1. Name. The name of this Plan is the "Houston Industries Incorporated Benefit Restoration Plan" (the "Plan").

      2. Purpose. Section 415 of the Internal Revenue Code of 1986, as amended ("Section 415"), imposes limitations on the amount of retirement benefits which may be paid to certain Employees of the Company and its participating Subsidiaries under the Retirement Plan for Employees of Houston Industries Incorporated, as amended from time to time (the "Retirement Plan"). Effective January 1, 1989, Section 401(a)(17) of the Internal Revenue Code of 1986, as amended ("Section 401(a)(17)"), limits to $200,000 (indexed annually) the annual compensation of each participating Employee which may be taken into account in computing benefits under the Retirement Plan for any Plan Year. In addition, the Retirement Plan excludes from the definition of "Compensation" for purposes of computing benefits (a) any salary deferrals under the Houston Industries Incorporated Deferred Compensation Plan (the "Deferred Compensation Plan") and
(b) any annual awards earned under the Houston Industries Incorporated
Executive Incentive Compensation Plan (the "EICP"). The principal purposes of the Plan are to provide



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additional benefits to those Employees whose retirement benefits under the Retirement Plan are reduced, curtailed or otherwise limited as a result of the limitations imposed by Section 415 and Section 401(a)(17), and to provide supplemental retirement benefits to those Employees selected by the Personnel Committee whose retirement benefits under the Retirement Plan are affected by the exclusion of certain amounts under the Deferred Compensation Plan and EICP.

      3.    Participants.

            A. Retirement Plan Restoration Benefits. All full-time, salaried officers or highly-compensated Employees of the Company or any of its adopting Subsidiaries shall be eligible to participate in the "Retirement Plan Restoration Benefit" described in Paragraph 4. Each eligible Employee shall become a Restoration Participant from and after June 1, 1985 if as of such date one of the limitations imposed by Section 415 or Section 401(a)(17) applies to his benefits under the Retirement Plan. Each other eligible Employee shall become a Restoration Participant from and after the first January 1st after June 1, 1985 as of which one of the limitations imposed by Section 415 or Section 401(a)(17) applies to his benefits under the Retirement Plan.

           B. Supplemental Retirement Benefits. The Personnel Committee shall select Employees eligible to participate in the "Supplemental Retirement Benefit" described in Paragraph 5 from full-time, salaried officers or other highly-compensated Employees of the Company or any adopting Subsidiary. Once selected as a Supplemental Participant, an Employee shall continue to be a Supplemental



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    Participant as long as he continues to be an Employee of the Company or of a participating Subsidiary unless the Personnel Committee determines that his participation shall cease as of the end of any calendar year in which notice of such discontinuance of participation is delivered in writing to the Supplemental Participant by the Personnel Committee.

           4. Retirement Plan Restoration Benefit. When a Restoration Participant's retirement benefit commences or a death benefit payable with respect to a Restoration Participant commences under the Retirement Plan, the Company will calculate a benefit equal to the excess of the amount of the retirement benefit or death benefit, as the case may be, which would have been payable under the Retirement Plan but for the limitations imposed by Section 415 and Section 401(a)(17) over the amount of the retirement benefit or death benefit actually payable under the Retirement Plan, which excess is referred to herein as the "Retirement Plan Restoration Benefit." The Company shall pay a Retirement Plan Restoration Benefit to such Restoration Participant or such other persons, at such times and in such manner as the Retirement Plan benefit is payable pursuant to the terms of the Retirement Plan; provided, however, that
(i) the commencement of payment of any Retirement Plan Restoration Benefit attributable to an Early Pension or a Deferred Vested Pension under the Retirement Plan may be delayed beyond the earliest date the Restoration Participant could elect to commence receiving any such benefit under the Retirement Plan only if the Personnel Committee approves such delayed commencement date of such Retirement Plan Restoration Benefit, and (ii) the Company may in its sole discretion determine to convert the payment of the Retirement Plan Restoration Benefit into an


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  actuarially equivalent lump sum payment, as determined by the Personnel
  Committee, with the advice of the actuary for the Retirement Plan, employing those actuarial assumptions as are then employed in converting Retirement Plan benefits from one form to another.

      5. Supplemental Retirement Benefit. When a Supplemental Participant's retirement benefit commences or a death benefit payable in respect of the Supplemental Participant commences under the Retirement Plan, the Company will calculate a benefit under this Plan equal to the amount that would have been payable under the Retirement Plan (without the limitations of Section 415 and Section 401(a)(17)) if the definition of "Compensation" under the Retirement Plan was amended to include (i) any amounts deferred under the Deferred Compensation Plan at the time of deferral and (ii) any annual awards earned by the Supplemental Participant under EICP in the December of the calendar year for which the award was earned. For purposes of clause (ii) above, if the Supplemental Participant is awarded an annual EICP award after his termination of Service, such award shall be considered as Compensation in the December immediately preceding his termination if and only if it results in a greater benefit payable to the Supplemental Participant under this Plan; any increase in benefits shall be retroactive to the initial commencement of benefits. The excess of the amount of such benefit over the total amount actually payable under the Retirement Plan and any Retirement Plan Restoration Benefit payable under this Plan is referred to herein as the "Supplemental Retirement Benefit." The Company shall pay a Supplemental Retirement Benefit to such Supplemental Participant or such other persons at such times and in such manner as the Retirement Plan benefit is payable pursuant to the terms of the Retirement Plan; provided, however, that (i) the

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commencement of payment of any Supplemental Retirement Benefit attributable to an Early Pension or a Deferred Vested Pension under the Retirement Plan may be delayed beyond the earliest date the Supplemental Participant could elect to commence receiving any such benefit under the Retirement Plan only if the Personnel Committee approves such delayed commencement date of such Supplemental Retirement Benefit, and (ii) the Company may in its sole discretion determine to convert the payment of the Supplemental Retirement Benefit into an actuarially equivalent lump sum payment, as determined by the Personnel Committee, with the advice of the actuary for the Retirement Plan, employing those actuarial assumptions as are then employed in converting Retirement Plan benefits from one form to another.

      6. Contractual Obligation of Company. The benefits described in this Plan are contractual obligations of the Company to pay compensation for services, and shall constitute a liability to the Participants and/or their beneficiaries in accordance with the terms hereof. The payment of such benefits shall be made from the general funds of the Company. No special or separate fund need be established and no segregation of assets need be made to assure the payment of such benefits. No Participant shall have any interest in any particular asset of the Company by virtue of his rights under this Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

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      7. Administration. The Plan shall be administered, construed and interpreted by the Personnel Committee of the Board of Directors (the "Personnel Committee"). The determinations by the Personnel Committee of the Employees who are eligible to be Participants in the Plan, the selection of Participants from eligible Employees, the amounts of their benefits under the Plan, and the construction and interpretation by the Personnel Committee of any provision of the Plan, shall be final, conclusive and binding upon all parties including the Company, its shareholders and its employees. No member of the Personnel Committee shall be liable for any act done or determination made in good faith. All expenses of administering the Plan shall be borne by the Company.

      8. Amendment or Termination of the Plan. The Board of Directors may terminate this Plan at any time. The Board of Directors may amend or modify this Plan from time to time in any respect. No such termination or amendment by the Board of Directors shall divest a Participant of any benefit which had previously accrued to him or which had previously become payable to him under this Plan unless the Participant agrees in writing to such divestment.

      9. Non-Alienation of Benefits. Except by mutual agreement between the Company and the Participant, any benefit which shall be payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt at such shall be void, and any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements, or torts of the person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.


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      10. No Employment Rights. The receipt of benefits under this Plan shall not give a Participant any right to continued employment by the Company and its Subsidiaries; the right to terminate employment of any Participant, with or without cause, is specifically reserved by the Company.

      11. Definitions. For purposes of this Plan, the following definitions shall be applicable:

      a. "Employee" shall mean any person who is regularly employed on a salary basis by the Company or by a Subsidiary, including, but not limited to, any employee who is also an officer or director of the Company or of a Subsidiary.

      b. "Participant" shall mean any Employee who is entitled to a benefit under the provisions of Paragraph 4 and/or Paragraph 5 of the Plan.

      c. "Company" shall mean Houston Industries Incorporated.

      d. "Subsidiary" shall mean a company 50 percent or more of whose voting stock is owned (directly or through another Subsidiary) by Houston Industries Incorporated and which is an Employer under the Retirement Plan for Employees of Houston Industries Incorporated.

      e. "Board of Directors" shall mean the Board of Directors of Houston Industries Incorporated.

      f. "Personnel Committee" shall mean the committee designated as such from time to time by the Board of Directors of Houston industries Incorporated.

      g. "Restoration Participant" shall mean any Employee who is entitled to a benefit under the provisions of Paragraph 4 of the Plan.



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      h. "Supplemental Participant" shall mean any Employee who is entitled to a benefit under the provisions of Paragraph 5 of the Plan.

     12. Effective Date. The effective date of this amended and restated Plan shall be July 1, 1991. Any benefits payable under this Plan to a Participant whose employment terminated prior to July 1, 1991 shall be governed by the terms of the Plan as in effect on the date of his termination. The Plan shall continue until terminated by the Board of Directors as provided in paragraph 8.

     13. Applicable Law. The Plan administered hereunder shall be construed, administered, and governed in all respects under the laws of the State of Texas.

     IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officers in a number of copies, each of which shall be deemed an original, but all of which shall constitute the same instrument, this 6th day of March, 1992, but effective as of July 1, 1991.


                                    HOUSTON INDUSTRIES INCORPORATED


                                    BY /s/ ROSS E. DOAN
                                       ---------------------------------
                                       Ross E. Doan, Vice President

ATTEST:

/s/ [ILLEGIBLE]
--------------------------------
Assistant Corporate Secretary



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                         HOUSTON INDUSTRIES INCORPORATED
                            BENEFIT RESTORATION PLAN

                (As Amended and Restated Effective July 1, 1991)


                                 First Amendment


               Houston Industries Incorporated, a Texas corporation (the "Company"), having amended and restated the Houston Industries Incorporated Benefit Restoration Plan, effective July 1, 1991 (the "Plan"), and having reserved the right under Section 8 thereof to amend the Plan, does hereby amend the Plan, effective as of the dates specified herein as follows:

               1. Paragraph 4 of the Plan is hereby amended, effective September 3, 1997, by adding the following to the end thereof:

        "If any Restoration Participant who has entered into a Severance Agreement, as defined in the Houston Industries Incorporated Executive Severance Benefits Plan, effective as of September 3, 1997, experiences a termination giving rise to a right to benefits under his Severance Agreement and complies with the conditions set forth in his Severance Agreement for the receipt of benefits thereunder, then such Restoration Participant's Retirement Plan Restoration Benefit under this section shall be calculated as if (a) the Restoration Participant were fully vested in the Retirement Plan and (b) the Restoration Participant had remained in the service of the Company or its Affiliates, as defined in his Severance Agreement, throughout the three-year period following the Change of Control, as defined in his Severance Agreement, or such other period as provided in the Restoration Participant's Severance Agreement."

               2. Paragraph 5 of the Plan is hereby amended, effective September 3, 1997, by adding the following to the end thereof:

        "If any Supplemental Participant who has entered into a Severance Agreement with Company experiences a termination giving rise to a right to benefits under his Severance Agreement and complies with the conditions set forth in his Severance Agreement for the receipt of benefits thereunder, then such Supplemental Participant's Supplemental Retirement Benefit under this section shall be calculated as if (a) the Supplemental Participant were fully vested in the Retirement Plan and
        (b) the Supplemental Participant had remained in the service of the Company or its Affiliates, as defined in his Severance Agreement, throughout the three-year period following the Change of Control, as defined in his Severance Agreement, or such other period as provided in the Supplemental Participant's Severance Agreement."


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               3.     Paragraph 11.c. of the Plan is hereby amended, effective
August 6, 1997, to read as follows:

               "c.    'Company' shall mean Houston Industries Incorporated, any
        successor thereto, and/or any subsidiaries adopting the Plan with approval of the Board of Directors."

               4. A new paragraph 14 shall be added to the Plan, effective October 1, 1997, which shall read as follows:

               "14. OPCO as Successor Employer. Effective on or about October 1, 1997, STP Nuclear Operating Company, a Texas nonprofit corporation ("OPCO" herein), assumed the responsibilities of Houston Lighting & Power Company ("HL&P herein), a division of the Company, as project manager of the South Texas Project. In connection therewith, OPCO employed substantially all of the former employees of HL&P stationed at the South Texas Project who have been engaged in the operation and management of the South Texas Project as employees of HL&P ("OPCO Employees"). Section 8.6.4 of that certain South Texas Project Transition Agreement between the Company and the remaining owners of the South Texas Project, dated effective November 17, 1997, provides that OPCO shall assume any and all liabilities for providing benefits under this Plan to the former HL&P employees who became OPCO Employees. In furtherance thereof, the liabilities for benefits accrued under this Plan as of September 30, 1997 with respect to OPCO Employees have been transferred from the books and records of the Company to the books and records of OPCO. Accordingly, from and after October 1, 1997, the Company shall have no further obligation with respect to such benefits, if any, accrued under this Plan on behalf of OPCO Employees and the OPCO Employees shall look solely to the OPCO Plan and OPCO for the payment of such benefits."

               IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 26th day of February, 1998, but effective as of the dates specified herein.

                                 HOUSTON INDUSTRIES INCORPORATED



                                 By    /s/ LEE W. HOGAN
                                   -------------------------------------------
                                   Name:     Lee W. Hogan
                                        --------------------------------------
                                   Title:    Executive Vice President
                                         -------------------------------------
ATTEST:


/s/ [ILLEGIBLE]
------------------------------
Assistant Corporate Secretary



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